Exhibit 99.1

Cheniere Energy Partners Reports Second Quarter 2008 Results

  Sabine Pass 2.6 Bcf/d Capacity Construction Complete

HOUSTON--(BUSINESS WIRE)--Cheniere Energy Partners, L.P. (AMEX:CQP) reported a net loss of $24.5 million, or $0.15 per limited partner unit (basic and diluted) for the three-months ended June 30, 2008. This compares to a net loss of $12.0 million, or $0.07 per limited partner unit (basic and diluted), for the three-months ended June 30, 2007.

The net loss for the second quarter of 2008 increased $12.5 million when compared to the same period in 2007. The increase was primarily due to an $11.5 million derivative loss associated with the purchase of liquefied natural gas (“LNG”) to commission the Sabine Pass LNG receiving terminal.

Cheniere Partners reported restricted cash balances totaling $264.8 million as of June 30, 2008, including $69.4 million set aside to complete the construction of the Sabine Pass LNG receiving terminal, $141.3 million for interest payments relating to the Sabine Pass senior notes and $54.1 million as a reserve for distributions to the Cheniere Partners’ common unit holders.

Sabine Pass Terminal – Construction Complete for 2.6 Bcf/d Terminal Capacity

Subject to the completion of routine punch list items, as of June 30, 2008, we had completed construction of the initial 2.6 Bcf/d of send out capacity and 10.1 Bcf of storage capacity at the Sabine Pass receiving terminal. The terminal is operating and able to accept commercial cargoes. The commissioning process was initiated in April 2008 and is estimated to be completed in the third or fourth quarter of 2008. To date, three LNG cargoes have been obtained for the commissioning process and we expect to obtain one more cargo to complete the process. Construction for the remaining 1.4 Bcf/d was approximately 79% complete as of the end of the second quarter.

Our estimated aggregate cost to construct the Sabine Pass LNG receiving terminal is approximately $1,462 million, before operating expenses during construction, future commissioning costs, and financing costs, an increase of approximately $36 million from our estimate as of March 31, 2008 due to commissioning costs not previously budgeted. Our estimated total construction, commissioning and operating cost budget through the achievement of full operability is approximately $1,559 million. As of June 30, 2008, we incurred approximately $1,437 million of our total budget. Our remaining construction, commissioning and operating costs are anticipated to be funded from restricted cash and cash equivalents designated for construction, working capital or additional financing.

Recent Business Developments

In April 2008, Cheniere Energy, Inc., (the parent company of Cheniere Marketing, Inc. which has contracted approximately half of the terminal capacity at the Sabine Pass LNG receiving terminal) reported that unless it was successful in obtaining a sufficient number of LNG cargoes within the next 12 months or entering into a strategic transaction, it would need to obtain additional sources of funding during the first quarter of 2009. On August 11, 2008, Cheniere Energy, Inc. announced that it had accepted a commitment for a $250.0 million in convertible security financing, subject to satisfaction of certain conditions, including regulatory approvals, completion of definitive documentation and the absence of any change, development or event that would be expected to have a material adverse effect on Cheniere Energy, Inc. or its industry, business, financial condition or prospects.

Cheniere Energy, Inc. advised that, assuming closing of the $250.0 million convertible security financing, it is confident that it will be able to conduct its business, including make payments pursuant to its TUA, for at least the next 3 years. However, if Cheniere Energy, Inc. is not successful in closing this $250 million financing, or entering into another strategic transaction, or obtaining a sufficient number of LNG cargoes, it will be required to obtain an alternative source of funding during the first quarter of 2009 in order to ensure Cheniere Marketing Inc.’s ability to meet its obligations under its TUA.

Cheniere Energy Partners, L.P. is a Delaware limited partnership. Through its wholly-owned subsidiary, Sabine Pass LNG, L.P., the partnership is developing an LNG receiving terminal located in western Cameron Parish, Louisiana on the Sabine Pass Channel. Additional information about Cheniere Energy Partners, L.P. may be found on its web site at www.cheniereenergypartners.com.

For additional information, please refer to the Cheniere Energy Partners, L.P. Quarterly Report on Form 10-Q for the period ended June 30, 2008, filed with the Securities and Exchange Commission.

This press release contains certain statements that may include “forward-looking statements” within the meanings of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein are "forward-looking statements." Included among "forward-looking statements" are, among other things, (i) statements regarding Cheniere Energy Partners’ business strategy, plans and objectives and (ii) statements expressing beliefs and expectations regarding the development of Cheniere Energy Partners’ LNG receiving terminal business. Although Cheniere Energy Partners believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere Energy Partners’ actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere Energy Partners’ periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere Energy Partners does not assume a duty to update these forward-looking statements.

(Financial Table Follows)

Cheniere Energy Partners, L.P. Selected Financial Information (in thousands, except per unit data) (1)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008 (4)	2007 (3)	2008 (4)	2007 (2)

Revenues	$—	$—	$—	$—
Operating costs and expenses
Land Site Rental	341	370	746	771
Depreciation, Depletion and Amortization	19	43	37	64
Labor and Overhead Charged from Affiliate	1,546	2,268	4,309	3,592
Other	842	193	1,756	333
Total Operating Costs and Expenses	2,748	2,874	6,848	4,760

Loss from Operations	(2,748)	(2,874)	(6,848)	(4,760)

Interest Expense	(13,594)	(23,666)	(29,893)	(49,483)
Interest Income	3,346	14,549	10,049	29,394
Derivative Gain	(11,537)	—	(12,367)	—
Other	20	—	31	—
Net Loss	$(24,513)	$(11,991)	$(39,028)	$(24,849)

Less:
Net loss through March 25, 2007				(12,128)
Net loss to partners from March 26, 2007 through March 31, 2007				$(12,721)

Allocation of Net Loss to Partners:
Limited Partners’ Interest	(24,023)	(11,751)	(38,247)	(12,467)
General Partner’s Interest	(490)	(240)	(781)	(254)
Net Loss to Partners	$(24,513)	$(11,991)	$(39,028)	$(12,721)

Basin and diluted net loss per limited partner unit	$0.15	$0.07	$0.24	$0.08

Weighted average limited partners units outstanding used for basic and diluted net loss per unit calculation:
Common units	26,416	26,416	26,416	26,416
Subordinated units	135,384	135,384	135,384	135,384

	June 30, 2008 (4)	December 31, 2007
	(Unaudited)

Cash and Cash Equivalents	$8	$13
Restricted Cash and Cash Equivalents	183,913	191,179
Accounts receivable - Affiliate	20,909	—
Advances to Affiliate	33,466	1,709
Other Current Assets	9,963	6,016
Non-Current Restricted Cash, Cash Equivalents and Treasury Securities	80,921	517,766
Property, Plant and Equipment, Net	1,417,341	1,127,289
Debt Issuance Costs, Net	28,010	29,895
Advances under long-term contracts	10,378	28,497
Advances to Affiliate—LNG Held for Commissioning	64,459	—
LNG Held for Commissioning	957	—
Other Assets	5,045	2,614
Total Assets	$1,855,370	$1,904,978

Current Liabilities	$63,456	$53,420
Long-Term Debt	2,032,000	2,032,000
Deferred Revenue	44,971	42,583
Other Liabilities	4,400	4,492
Total Partner’s Deficit	(289,457)	(227,517)
Total Liabilities and Partners’ Deficit	$1,855,370	$1,904,978
(1)	Please refer to Cheniere Energy Partners, L.P. Quarterly Report on Form 10-Q for the period ended June 30, 2008, filed with the Securities and Exchange Commission.

(2)

Consolidated operating results of Cheniere Energy Partners, L.P. and its consolidated subsidiaries for the three months ended June 30, 2007. Combine operating results of Cheniere Energy Partners, L.P., Cheniere Energy Investments, LLC, Sabine Pass LNG-GP, Inc., Sabine Pass LNG-LP, LLC and Sabine Pass LNG, L.P. for the six months ended June 30, 2007.

(3)	Consolidated results of operations of Cheniere Energy Partners, L.P. and its consolidated subsidiaries at June 30, 2007.

(4)	Consolidated balance sheet and results of operations of Cheniere Energy Partners, L.P. and its consolidated subsidiaries at June 30, 2008.

CONTACT:
Cheniere Energy Partners, L.P., Houston
Investors/Media:
Christina Cavarretta, 713-375-5100